UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 29, 2022
Unit Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-9260	73-1283193
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8200 South Unit Drive,	Tulsa,	Oklahoma	74132	US
(Address of principal executive offices)			(Zip Code)	(Country)

Registrant’s telephone number, including area code: (918) 493-7700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A*

* The registrant’s common stock is currently quoted on the OTC Pink under the ticker symbol “UNTC”.

Item 1.01. Entry into a Material Definitive Agreement.

On April 29, 2022, Superior Pipeline Company, L.L.C. (“Superior”), a limited liability company equally owned between the Company and SP Investor Holdings, LLC, entered into an Amended and Restated Credit Agreement (“Credit Agreement”) with BOKF, NA dba Bank of Oklahoma, Cadence Bank, UMB Bank, N.A., Arvest Bank, First Oklahoma Bank, Mabrey Bank, MapleMark Bank, and The Toronto-Dominion Bank, New York Branch. BOKF, NA is administrative agent for the lenders.

The Credit Agreement creates a four-year, $135 million senior secured revolving credit facility with an option to increase the credit amount up to $200 million, subject to certain conditions. The amounts borrowed under the Credit Agreement bear annual interest at a rate, at Superior’s option, equal to (a) SOFR plus the applicable margin of 2.75% to 3.75% or (b) the alternate base rate (greater of (i) the federal funds rate plus 0.5%, (ii) the prime rate, and (iii) SOFR plus 0.10%). The obligations under the Credit Agreement are secured by, among other things, mortgage liens on certain of Superior’s processing plants and gathering systems.

The Credit Agreement requires that Superior maintain a Consolidated EBITDA to interest expense ratio for the most-recently ended rolling four quarters of at least 2.50 to 1.00, and a funded debt to Consolidated EBITDA ratio of not greater than 3.50 to 1.00. Additionally, the Credit Agreement contains a number of customary covenants that, among other things, restrict (subject to certain exceptions) Superior’s ability to incur additional indebtedness, create additional liens on its assets, make investments, pay distributions, enter into sale and leaseback transactions, engage in certain transactions with affiliates, engage in mergers or consolidations, enter into hedging arrangements, and acquire or dispose of assets.

The proceeds from the Agreement will be used to fund capital expenditures and acquisitions, provide general working capital, and issue letters of credit for Superior.

The above description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, which is expected to be filed with the Securities and Exchange Commission as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unit Corporation

Date: May 4, 2022	By:	/s/ Drew Harding
Drew Harding Vice President, Secretary & General Counsel

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